__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
July 12, 2012 (July 12, 2012)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 1.01	Entry into a Material Definitive Agreement.
LLC Interest Purchase Agreement
On July 12, 2012, HollyFrontier Corporation (“HollyFrontier”), Holly Energy Partners, L.P. (the “Partnership”), and its subsidiary, HEP UNEV Holdings LLC (“Buyer”), entered into an LLC Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which (i) Buyer acquired all of the issued and outstanding limited liability company interests (the “LLC Interests”) of HEP UNEV Pipeline LLC (f/k/a Holly UNEV Pipeline Company) (the “Company”) from HollyFrontier, thereby indirectly acquiring 75% of all of the issued and outstanding membership interests in UNEV Pipeline, LLC (“UNEV Pipeline”), the owner of an approximately 400 mile, 12-inch refined products pipeline currently running from Woods Cross, Utah, to Las Vegas, Nevada, related products terminals in or near Cedar City, Utah and Las Vegas, Nevada, and other related assets (collectively, the “Pipeline”), and (ii) the general partner of the Partnership waived certain incentive distribution rights granted under the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), in exchange for aggregate consideration of (a) the issuance of an interest in Buyer to a subsidiary of HollyFrontier that entitles that subsidiary to payments based upon UNEV Pipeline’s EBITDA for a specified period of time, as described below in this Item 1.01 under “Amended and Restated Limited Liability Company Agreement of HEP UNEV Holdings LLC,” and (b) $315 million, which was satisfied by (x) a cash payment to HollyFrontier of $260 million and (y) the issuance of 1,029,900 common units of the Partnership valued at approximately $55 million (the “Common Unit Consideration”), to a subsidiary of HollyFrontier (collectively, the “Acquisition”). The value of the Common Unit Consideration was based on the volume-weighted average price of the common units for the ten trading days prior to announcement of the Acquisition on June 28, 2012. The Acquisition was closed simultaneously with the signing of the Purchase Agreement. HollyFrontier controls the general partner of the Partnership.
Limited Partial Waiver of Incentive Distribution Rights under the Partnership Agreement
On July 12, 2012, in connection with the closing of the Acquisition, the Partnership’s general partner, which is owned indirectly by HollyFrontier, executed a Limited Partial Waiver of Incentive Distribution Rights under the Partnership Agreement (the “Waiver”). Pursuant to the Waiver, the Partnership’s general partner agreed to forego its right to $1.25 million per quarter of incentive distributions from the Partnership that the general partner would otherwise be entitled to receive over the 12 consecutive quarters following the closing of the Acquisition and up to an additional 4 quarters in certain circumstances, with certain limited exceptions.
Seventh Amended and Restated Omnibus Agreement
On July 12, 2012, in connection with the closing of the Acquisition, HollyFrontier, the Partnership and certain of their respective subsidiaries entered into a Seventh Amended and Restated Omnibus Agreement (the “Seventh Restated Omnibus Agreement”). The Seventh Restated Omnibus Agreement amends and restates the Sixth Amended and Restated Omnibus Agreement, effective as of November 1, 2012 (which was previously filed as an exhibit to HollyFrontier’s Current Report on Form 8-K dated November 10, 2011), to, among other things, subject the equity interests of UNEV Pipeline to HollyFrontier’s right of first refusal to purchase the Partnership’s assets and extend certain indemnification (other than environmental indemnification) provided under the Sixth Amended and Restated Omnibus Agreement to cover the Pipeline.
Amended and Restated Limited Liability Company Agreement of HEP UNEV Holdings LLC
On July 12, 2012, in connection with the closing of the Acquisition, Buyer, the Partnership and a subsidiary of HollyFrontier entered into an Amended and Restated Limited Liability Company Agreement of Buyer (the “Amended LLC Agreement”). Pursuant to the Amended LLC Agreement, the subsidiary received Class B Common Units of Buyer (the “Profits Interest”). The Profits Interest entitles the holder in certain circumstances to receive distributions equal to 50% of Buyer’s portion of UNEV Pipeline’s EBITDA over $30 million (subject to adjustment in certain circumstances). The payments for the Profits Interest, if any, begin in the fifth year after the closing of the Acquisition based on UNEV Pipeline’s EBITDA for the fourth year following the closing of the Acquisition, and continue until the earlier of reaching a cap (the “Cap”) or 20 years following the closing of the Acquisition. The amount of the Cap is based primarily upon the total amount of incentive distributions waived under the Waiver and increases at a rate of 7% per annum with regard to the amount remaining to be paid towards the Cap. Upon a direct or indirect sale of Buyer, Buyer’s interest in UNEV Pipeline or a sale of material assets of UNEV Pipeline and other certain events, Buyer or the Partnership is required to purchase the Profits Interest for a price based upon the total amount remaining to be paid towards the Cap or, after July 1, 2016 and at the election of Buyer or the Partnership, as applicable, based upon the fair market value of the Profits Interest, except that in the case of certain partial sales, only a proportionate amount of the Profits Interest is required to be purchased at the time of such sale.
Termination of Option Agreement
On July 12, 2012, in connection with the closing of the Acquisition, HollyFrontier, the Company, and Holly Energy Partners – Operating, L.P., a subsidiary of the Partnership (“HEP Operating”), and certain of HollyFrontier’s and the Partnership’s subsidiaries entered into a Termination of Option Agreement (the “Termination”). The Termination terminates that certain Option Agreement, dated as of January 31, 2008, as amended by that certain First Amendment to Option Agreement, dated as of February 11, 2010, pursuant to which the Company granted to HEP Operating an irrevocable option to purchase all the equity interests owned by the Company in UNEV Pipeline.
HollyFrontier intends to file a copy of the Purchase Agreement, Waiver, Seventh Restated Omnibus Agreement, Amended LLC Agreement and Termination as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 regarding the Termination is incorporated into this Item 1.02 by reference.

Item 7.01    Regulation FD Disclosure.
On July 12, 2012, HollyFrontier and the Partnership issued a joint press release announcing the completion of the Acquisition. A copy of the press release is furnished hereto as Exhibit 99.1 to this Form 8-K.
The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1*	Press Release of HollyFrontier Corporation and Holly Energy Partners, L.P., issued July 12, 2012
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Doug S. Aron
Name:	Doug S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    July 12, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release of HollyFrontier Corporation and Holly Energy Partners, L.P., issued July 12, 2012
* Furnished herewith.